Exhibit 99.1

RE:	MHI Hospitality Corporation
4801 Courthouse Street Williamsburg, VA 23188
(757) 229-5648

TRADED: NASDAQ: MDH

FOR YOUR INFORMATION:

AT THE COMPANY:	AT FINANCIAL RELATIONS BOARD:
Bill Zaiser	Vicki Baker
Chief Financial Officer	General Information
(301) 220-5405	(703) 796-1798

FOR IMMEDIATE RELEASE
TUESDAY, MAY 6, 2008

MHI HOSPITALITY CORPORATION REPORTS FINANCIAL RESULTS

FOR FIRST QUARTER 2008

Williamsburg, VA – May 6, 2008 – MHI Hospitality Corporation (Nasdaq: MDH) (“the Company”), a self-advised lodging real estate investment trust (REIT), today reported its consolidated results for the first quarter ended March 31, 2008. The Company also provided its business outlook for the remainder of 2008.

PERFORMANCE & OPERATIONS HIGHLIGHTS:

•	Funds from Operations (“FFO”) of approximately $0.07 per share for the quarter

•	Consolidated total revenue of $15.5 million

•	Total assets of approximately $170.4 million, versus approximately $136.2 million at first quarter 2007

•	Company enters purchase agreement for Hampton, Virginia asset

•	Nears completion of $11.2 million renovation of Hilton Wilmington Riverside and $15.9 million renovation and rebranding of Sheraton Louisville Riverside

Andrew M. Sims, President and CEO of MHI Hospitality Corporation, commented, “This quarter, we continued to enhance and expand our portfolio of hotels. During the first quarter, we entered into a purchase agreement to acquire a full service, 172-room waterfront hotel in the greater Norfolk, Virginia metropolitan area, a growing resort, business and military hub. We closed on this

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asset in April. Further, we continued to renovate our properties in Tampa, Wilmington and Savannah, while completing our renovations in Louisville, where we opened the Sheraton Louisville Riverside on May 1st, the only Starwood branded hotel in that market. In Hollywood, Florida, the Crowne Plaza Hollywood Beach Resort, purchased through a joint venture with The Carlyle Group, continues its progress as it establishes its presence in the market. And immediately following the quarter’s end we amended our credit agreement with BB&T, with new terms that bolster our resources for portfolio repositioning.”

Sims continued, “The impact of ongoing extensive renovations to such a large percentage of our asset base tempered our quarterly operating performance, which was also negatively affected by mark to market changes in the non cash value of the interest rate swap on the Company’s line of credit and some marginal overall decline in the lodging sector. We believe these negative effects are short-term in nature, and reflect volatility in quarterly performance that will abate over time. Further, we believe that once our portfolio is fully renovated it will be well positioned for future growth with essentially all new product. In short, the decline in quarterly performance is an unwelcome part of the long term strategic development and growth of our Company.”

Added Andrew Sims, “Our move to the Nasdaq market system in the first quarter is a natural step in our Company’s evolution and should enhance liquidity and visibility going forward. We are also pleased with the launch of equity coverage on the Company by Standard & Poor’s in the first quarter, and Janney Montgomery Scott, just recently, in the second quarter.”

Operating Results

The Company reported a decrease in consolidated total revenue of approximately $1.4 million or 8.3 percent for the three-month period ended March 31, 2008 to approximately $15.5 million, as compared to total revenue of approximately $16.9 million for the three month period ended March 31, 2007. RevPAR decreased 5.5 percent on an 8.2 percent decrease in occupancy. This was partially offset by a 3.0 percent increase in average daily rate (“ADR”). Total revenue and RevPAR were negatively impacted by the ongoing renovation of two core properties located in Wilmington, North Carolina and Savannah, Georgia. As a matter of practice, the Company plans the most extensive phases of renovation during periods of lowest annual occupancy, in this case the first quarter.

For the first quarter, the Company also reported a consolidated net loss of approximately $0.5 million, or $0.07 per share, as compared to consolidated net income of approximately $0.6 million, or $0.09 per share, for the comparable 2007 period. Net operating income for the quarter decreased to approximately $0.6 million, as compared to approximately $2.0 million for the first quarter of 2007. During the first quarter FFO was approximately $0.8 million, or $0.07 per share, compared to approximately $2.2 million, or $0.20 per share, for the first quarter of 2007. During the quarter, the Company reported an unrealized loss on the value of its interest rate swap of approximately $0.8 million. The interest rate swap is required by the Company’s lenders on its revolving credit facility.

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FFO is a non-GAAP financial measure within the meaning of the rules of the Securities and Exchange Commission. The Company defines FFO as net income excluding extraordinary items, depreciation and minority interest. Management believes FFO is a key measure of a REIT’s performance and should be considered along with, but not as an alternative to, net income and cash flow as a measure of the Company’s operating performance. A reconciliation of this non-GAAP financial measure is included in the accompanying financial tables.

Portfolio Operating Performance

The following tables present key operating statistics for the Company’s six properties included in continuing operations for the quarter ended March 31, 2008 and 2007. These statistics do not include the Sheraton Louisville Riverside, which was acquired in September 2006 and was closed for renovations, the Crowne Plaza Resort Hollywood Beach, which was acquired through a joint venture on August 8, 2007 and opened September 18, 2007, and the Crowne Plaza Tampa Westshore, which was acquired in October 2007 and is temporarily closed for renovations.

	Quarter Ended March 31, 2008	Quarter Ended March 31, 2007	Variance
Occupancy %	65.1%	70.9%	-8.2%
Average Daily Rate (“ADR”)	$118.21	$114.77	3.0%
Revenue per Available Room (“RevPAR”)	$76.90	$81.35	-5.5%

For the quarter ended March 31, 2008, the Company realized a 5.5 percent decrease in RevPAR versus the same period in 2007. The RevPAR decrease was the result of an 8.2 percent decrease in occupancy partially offset by a 3.0 percent increase in ADR. For the same three-month period, the Company’s six hotels included in continuing operations generated approximately $10.7 million of total room revenue in 2008 versus approximately $11.3 million in 2007.

Balance Sheet/Liquidity

At March 31, 2008, the Company had approximately $5.2 million of available cash and cash equivalents, approximately $2.1 million of which is reserved for capital improvements and certain other expenses. The Company has approximately $45.9 million outstanding on its $80.0 million revolving line of credit, which has been primarily deployed to fund the acquisition and renovation of the Sheraton Louisville Riverside Hotel, the Company’s equity contribution to its joint venture with The Carlyle Group for the purchase of the Crowne Plaza Hollywood Beach Resort, as well as the acquisitions of the Tampa, Florida and Hampton, Virginia hotel properties.

On April 15, 2008, the Company entered into a second amendment to its credit agreement with Branch Banking & Trust Company (“BB&T”), as administrative agent and lender, originally dated May 8, 2006. The amended credit agreement with BB&T and certain other lenders increases the lenders’ revolver commitments by $20,000,000 and, consequently, increases the lenders’ maximum revolver commitments under the credit agreement to $80,000,000. With respect to the Crowne Plaza Tampa Westshore only, the

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amendment increases the limitation on revolver advances, which may be used in connection with any one property, from $25,000,000 to $38,000,000. The second amendment also increases the requisite number of lenders necessary for approval of certain actions under the credit agreement.

Dividend

As previously announced, the Company declared a quarterly dividend of $0.17 per share of common stock payable to shareholders and unitholders of record on the close of business Monday, June 16, 2008. The dividend will be paid on Friday, July 11, 2008. This will be the Company’s 13th consecutive quarterly dividend paid to shareholders.

Portfolio Update

As of March 31, 2008, total assets were approximately $170.4 million, including approximately $113.2 million of net investment in hotel properties, approximately $36.5 million of properties under development plus approximately $5.7 million for the Company’s joint venture investment in the Crowne Plaza Hollywood Beach Resort. The Company also reported the following portfolio developments:

➢

On February 26, 2008, the Company announced it had entered into a purchase agreement to acquire the 172-room former Radisson Hotel in Hampton, Virginia for approximately $7.75 million, or about $45,000 per room. On April 24, 2008, the Company closed the acquisition of the waterfront hotel. The property is located on 3.5 acres in downtown Hampton. Hampton is part of the greater Norfolk metropolitan area, along with Virginia Beach, Newport News and historic Williamsburg, Virginia. The property features 21,000 square feet of retail space, 7,600 square feet of flexible meeting space, a roof-top pool and a four-story, 300 car parking garage. To facilitate closing, the Company assumed the property’s existing $5.75 million first mortgage, and also utilized funds from the Company’s line of credit. The Company has also entered into a 10-year franchise agreement with InterContinental Hotels Group through its franchising entity, Holiday Hospitality Franchising, Inc., to brand the Hampton, Virginia hotel as the Crowne Plaza® Hampton Harborside. In conjunction with the branding, the Company will renovate the hotel. The hotel will remain open during the renovations which are expected to be completed in February 2009.

➢	The Sheraton Louisville Riverside, a 186-unit riverfront hotel in Jeffersonville, Indiana, opened on May 1, 2008. The Company is also finalizing its $15.9 million renovation and repositioning of this property, which was acquired in September 2006. As of March 31, 2008, the Company has incurred costs totaling approximately $13.4 million toward this renovation.

➢

At the Hilton Wilmington Riverside Hotel in Wilmington, North Carolina, the Company continues an extensive $11.2 million renovation, which commenced in the first quarter of 2007 and is scheduled to be completed in the second quarter of 2008. As

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part of the repositioning, Ruth’s Chris Steakhouse is scheduled to open at this asset in June 2008, the first location of this fine dining restaurant franchise on the Carolina seaboard. As of March 31, 2008, the Company has incurred costs totaling approximately $10.2 million toward this renovation.

➢	At the Hilton Savannah DeSoto, an $11.0 million renovation and product improvement plan is underway. As of March 31, 2008, the Company has incurred costs totaling approximately $3.4 million toward this renovation, which is scheduled to be completed by the end of February 2009.

➢	At the Crowne Plaza Tampa Westshore, extensive renovations are underway and are expected to be completed in the first quarter of 2009. This 250-room hotel, currently closed for the renovations, features 10,000 square feet of meeting space, a full service restaurant, outdoor pool and approximately 250 surface parking spaces. As of March 31, 2008, the Company has incurred costs totaling approximately $1.7 million toward this renovation.

Outlook and Market Trends

With regard to guidance for 2008, management expects RevPAR growth to be in the range of three to five percent, and FFO per share to be in the range of $1.02 to $1.12 for the year excluding the impact of the interest rate swap on the Company’s credit line. These projections are based on occupancy and rate estimates that are consistent with Year 2008 trend forecasts by Smith Travel Research for the market segments in which the Company operates. The FFO forecast reflects management’s expectation that the Crowne Plaza Resort Hollywood Beach will continue to demonstrate improved operating results and that there will be continued, albeit slowed, expansion in the lodging industry through 2008. Given the current volatility in the fixed income markets, management provides estimates in the chart below of FFO for 2008, excluding the impact of the interest rate swap. However, management estimates that the interest rate swap could result in a $0.10 downward adjustment to the projected FFO for 2008, resulting in a possible annual FFO per share of $0.92-$1.02. Potential substantial changes in interest rates could have an adverse impact on financial results and FFO in 2008 as mark-to-market noncash interest rate swap adjustments may be required on the Company’s credit line.

The table below reconciles projected 2008 net income to projected FFO (excluding the affect of the interest rate swap).

Reconciliation Table:

	Low Range	High Range
	Y/E 2008	Y/E 2008
Net Income	$2,415,000	$3,039,000
Depreciation	7,210,000	7,210,000
Minority Interest	1,279,000	1,680,000

FFO	$10,904,000	$11,929,000

FFO per share & unit	$1.02	$1.12

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Earnings Call/Webcast

The Company will conduct its first quarter conference call for investors and other interested parties at 10:00 a.m. Eastern Time (ET) on Tuesday, May 6, 2008. The conference call will be accessible by telephone and through the Internet. Interested individuals are invited to listen to the call by telephone at 800-860-2442. To participate on the webcast, log on to www.mhihospitality.com at least 15 minutes before the call to download the necessary software. For those unable to listen to the call live, a taped rebroadcast will be available beginning two hours after completion of the live call on May 6, 2008 through June 6, 2008. To access the rebroadcast, dial 877-344-7529 and enter passcode number 418011. A replay of the call also will be available on the Internet at www.mhihospitality.com until June 30, 2008.

About MHI Hospitality Corporation

MHI Hospitality Corporation is a self-advised lodging REIT focused on the acquisition, redevelopment and management of mid-scale, upscale and upper upscale full service hotels in the Mid-Atlantic, Midwest and Southeastern United States. Currently, the Company’s portfolio consists of nine properties comprising 2,143 rooms, all of which operate under the Hilton, InterContinental Hotels Group and Starwood Hotels and Resorts brands. In addition, the Company has a 25 percent interest in the Crowne Plaza Resort Hollywood Beach and a leasehold interest in the common area of Shell Island Resort, a resort condominium property. MHI Hospitality Corporation was organized in 2004 and is listed on the Russell Microcap™ Index. The Company is headquartered in Williamsburg, Virginia. For more information please visit www.mhihospitality.com.

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Although the Company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond the Company’s control. Therefore, actual outcomes and results may differ materially from what is expressed, forecasted or implied in such forward-looking statements. Economic conditions generally and the real estate market specifically, management and performance of the Company’s hotels, plans for hotel renovations, financing plans, supply and demand for hotel rooms in the Company’s current and proposed market areas, the Company’s ability to acquire additional properties and the risk that potential acquisitions may not perform in accordance with expectations, legislative/regulatory changes, including changes to laws governing taxation of real estate investment trusts and competition, and other factors, may affect the Company’s future results, performance and achievements. These risks and uncertainties are described in greater detail under “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. The Company undertakes no obligation and does not intend to publicly update or revise

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any forward-looking statement, whether as a result of new information, future events or otherwise. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that actual results will not differ materially.

Financial Tables Follow…

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MHI HOSPITALITY CORPORATION

CONSOLIDATED BALANCE SHEETS

	March 31, 2008	December 31, 2007
	(unaudited)	(audited)
ASSETS
Investment in hotel properties, net	$113,220,764	$109,430,559
Properties under development	36,537,407	31,237,237
Investment in joint venture	5,652,584	5,583,072
Cash and cash equivalents	3,076,801	3,988,700
Restricted cash	2,156,491	1,750,029
Accounts receivable	2,053,014	1,666,417
Accounts receivable-affiliate	8,643	11,814
Prepaid expenses, inventory and other assets	4,160,363	2,550,112
Notes receivable	400,000	400,000
Shell Island lease purchase, net	2,161,764	2,264,705
Deferred financing costs, net	1,012,049	1,076,345

TOTAL ASSETS	$170,439,880	$159,958,990

LIABILITIES
Line of credit	$45,887,858	$34,387,858
Mortgage loans	55,500,000	55,000,000
Accounts payable and accrued liabilities	8,978,604	8,478,441
Dividends and distributions payable	1,815,127	1,807,883
Advance deposits	761,466	408,912

TOTAL LIABILITIES	112,943,055	100,083,094

Minority Interest in Operating Partnership	18,793,336	19,689,453

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Preferred stock , par value $0.01, 1,000,000 shares authorized, 0 shares issued and outstanding	—	—
Common stock , par value $0.01, 49,000,000 shares authorized, 6,939,613 shares and 6,897,000 shares issued and outstanding at March 31, 2008 and December 31, 2007	69,396	68,970
Additional paid in capital	48,501,275	48,321,505
Accumulated deficit	(9,867,182)	(8,204,032)

TOTAL STOCKHOLDERS’ EQUITY	38,703,489	40,186,443

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$170,439,880	$159,958,990

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MHI HOSPITALITY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended March 31, 2008	Three months ended March 31, 2007
Revenue
Rooms department	$10,742,102	$11,252,884
Food and beverage department	3,814,058	4,760,082
Other operating departments	961,301	905,960

Total revenue	15,517,461	16,918,926

EXPENSES
Hotel operating expenses
Rooms department	3,135,890	3,026,359
Food and beverage department	2,994,507	3,282,014
Other operating departments	194,302	209,675
Indirect	6,259,143	6,322,155

Total hotel operating expenses	12,583,842	12,840,203

Depreciation and amortization	1,390,923	1,224,461
Corporate general and administrative	962,368	879,934

Total operating expenses	14,937,133	14,944,598

NET OPERATING INCOME	580,328	1,974,328

Other income (expense)
Interest expense	(1,157,421)	(1,042,352)
Interest income	16,015	37,385
Equity in earnings of joint venture	69,512	—
Unrealized (loss) on hedging activities	(766,607)	(101,215)
Gain on disposal of assets	8,478	—

Net income(loss) before minority interest in operating partnership and income taxes	(1,249,695)	868,146

Minority interest in operating partnership	260,724	(344,469)
Income tax benefit	505,554	78,826

Net income (loss)	$(483,417)	$602,503

Net income (loss) per share
Basic	$(0.07)	$0.09
Diluted	$(0.07)	$0.09
Weighted average number of shares outstanding
Basic	6,930,045	6,764,750
Diluted	6,968,045	6,824,750

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MHI HOSPITALITY CORPORATION

RECONCILIATION OF NET INCOME TO FUNDS FROM OPERATIONS (FFO)

(unaudited)

	Three months ended March 31, 2008	Three months ended March 31, 2007
Net income (loss)	$(483,417)	$602,503
Add minority interest	(260,724)	344,469
Add depreciation and amortization	1,390,923	1,224,461
Add equity in depreciation and amortization of joint venture	135,768	—
Less gain on disposal of assets	(8,478)	—

FFO	$774,072	$2,171,433

Weighted average shares outstanding	6,930,045	6,764,750
Weighted average units outstanding	3,737,607	3,867,607

Weighted average shares and units	10,667,652	10,632,657
FFO per share and unit	$0.07	$0.20

Industry analysts and investors use Funds from Operations, FFO, as a supplemental operating performance measure of an equity REIT. FFO is calculated in accordance with the definition that was adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, NAREIT. FFO, as defined by NAREIT, represents net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus certain non-cash items such as real estate asset depreciation and amortization, and after adjustment for any minority interest from unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by itself. Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. Management believes that the use of FFO, combined with the required GAAP presentations, has improved the understanding of the operating results of REITs among the investing public and made comparisons of REIT operating results more meaningful. Management considers FFO to be a useful measure of adjusted net income (loss) for reviewing comparative operating and financial performance because we believe FFO is most directly comparable to net income (loss), which remains the primary measure of performance, because by excluding gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, FFO assists in comparing the operating performance of a company’s real estate between periods or as compared to different companies. Although FFO is intended to be a REIT industry standard, other companies may not calculate FFO in the same manner as we do, and investors should not assume that FFO as reported by us is comparable to FFO as reported by other REITs.